Calculation of Filing Fee Tables
S-8
AIRO Group Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.000001 per share, reserved for issuance pursuant to the 2025 Equity Incentive Plan	457(a)	941,292	$ 9.68	$ 9,111,706.56	0.0001381	$ 1,258.33
Total Offering Amounts:						$ 9,111,706.56		$ 1,258.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,258.33
Offering Note
[1]	The amount registered represents the aggregate number of shares of common stock, par value $0.000001 per share ("Common Stock"), of AIRO Group Holdings, Inc. (the "Registrant") that were automatically added to the shares authorized for issuance under the Registrant's 2025 Equity Incentive Plan ("2025 EIP") pursuant to an "evergreen" provision contained therein on January 1, 2026. Pursuant to such provision, the number of shares of Common Stock reserved for issuance under the 2025 EIP automatically increases on January 1st of each year, starting on January 1, 2026 and ending on and including January 1, 2035, in an amount equal to the lesser of (a) 3% of the total shares of Common Stock outstanding on December 31 of the preceding year or (b) such smaller number of shares as determined by the Registrant's board of directors. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2025 EIP by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported in the consolidated reporting system of the Nasdaq Global Market on March 25, 2026, which was $9.68.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources